Moody National REIT I, Inc. 10-K

EXHIBIT 10.66

FRANCHISE AGREEMENT HAMPTON INN AUSTIN/AIRPORT AREA SOUTH (AUSTIN, TEXAS)

TABLE OF CONTENTS 1.0 DEFINITIONS 1 2.0 GRANT OF LICENSE 6 2.1 Non-Exclusive License 6 2.2Reserved Rights 6 3.0 TERM 7 4.0 OUR RESPONSIBILITIES 7 4.1 Training 7 4.2 Reservation Service 7 4.3 Consultation 7 4.4 Marketing 7 4.5 Inspections/Compliance Assistance 8 4.6 Manual 8 4.7 Equipment and Supplies 9 5.0 YOUR RESPONSIBILITIES 9 5.1 Operational and Other Requirements 9 6.0 HOTEL WORK 11 6.1 Necessary Consents 11 6.2 Initial Hotel Work 12 6.3 Commencement and Completion of the Hotel Work 12 6.4 Opening the Hotel Under This Agreement 12 6.5 Performance of Agreement 13.6 Hotel Refurbishment and Room Addition 13 7.0 STAFF AND MANAGEMENT OF THE HOTEL 14 8.0 PAYMENT OF FEES 14 8.1 Monthly Fees 14 8.2 Calculation and Payment of Fees 14 8.3 Other Fees 14 8.4 Taxes 15 8.5 Application of Fees 15 9.0 PROPRIETARY RIGHTS 15 9.1 Our Proprietary Rights 15 9.2 Trade Name, Use of the Marks 15 9.3 Use of Trade Name and Marks 16 9.4 Trademark Disputes 16 9.5 WebSites 16 9.6 Covenant 16 10.0 REPORTS, RECORDS, AUDITS, AND PRIVACY 17 10.1 Reports 17 10.2 Maintenance of Records 17 10.3 Audit 17 10.4Ownership of Information 17 10.5 Privacy and Data Protection 18 11.0 CONDEMNATION AND CASUALTY 18

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11.1 Condemnation 18 11.2 Casualty 18 11.3 No Extensions of Term 18 12.0 NOTICE OF INTENT TO MARKET 19 13.0 TRANSFERS 19 13.1 Our Transfer 19 13.2 Your Transfer 19 14.0 TERMINATION 21 14.1 Termination with Opportunity to Cure 21 14.2 Immediate Termination by Us 22 14.3 Suspension Interim Remedies 23 14.4 Liquidated Damages on Termination 23 14.5 Actual Damages Under Special Circumstances 24 14.6 Your Obligations on Termination or Expiration 24 15.0 INDEMNITY 25 16.0 RELATIONSHIP OF THE PARTIES 26 16.1 No Agency Relationship 26 16.2 Notices to Public Concerning Your Independent Status 26 17.0 MISCELLANEOUS 26 17.1 Severability and Interpretation 26 17.2 Governing Law, Jurisdiction and Venue . 27 17.3 Exclusive Benefit .27 17.4 Entire Agreement 27 17.5 Amendment and Waiver .27 17.6 Consent; Business Judgment .27 17.7 Notices 28 17.8 General Release .28 17.9 Remedies Cumulative . 28 17.10 Economic Conditions Not a Defense 28 17.11 Representations and Warrantie

s 28 17.12 Counterparts .29 17.13 Sanctioned Persons and Anti-bribery Representations and Warranties 29 17.14 Attorneys' Fees and Costs 30 17.15 lnterest 30 17.16 Successors and Assigns . 30 17.17 Our Delegation of Rights and Responsibility 30 18.0 WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES 30 19.0 ACKNOWLEDGEMENT OF EXEMPTION 31 ADDENDUM TO FRANCHISE AGREEMENT EXHIBIT A- PRODUCT IMPROVEMENT PLAN

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FRANCHISE AGREEMENT This Franchise Agreement between Hampton Inns Franchise LLC ("we," "us," "our" or "Franchisor") and the Franchisee ("you," "your" or "Franchisee") set forth in the Addendum attached to this Agreement, is dated as of the Effective Date. We and you may collectively be referred to as the "Parties." INTRODUCTION We are a subsidiary of Hilton Worldwide. Hilton Worldwide and its Affiliates own, license, lease, operate, manage and provide various services for the Network. We are authorized to grant licenses for selected, first-class, independently owned or leased hotel properties, to operate under the Brand. You have expressed a desire to enter into this Agreement with us to obtain a license to use the Brand in the operation of a hotel at the address or location described in the Addendum. NOW, THEREFORE, in consideration of the premises and the undertakings and commitments of each party to the other party in this Agreement, the Parties agree as follows: 1.0 DEFINITIONS The following capitalized terms will have the meanings set forth after each term: "Affiliate" means any natural person or firm, corporation, partnership, limited liability company, association, trust or other entity which, directly or indirectly, controls, is controlled by, or is under common Control with, the subject entity. "Agreement' means this Franchise Agreement, including any exhibits, attachments and addenda. "Anti-Corruption Laws' means all applicable anti-corruption, anti-bribery, anti-money laundering, books and records, and internal controls laws of the United States and the United Kingdom, including the United States Foreign Corrupt Practices Act and the United Kingdom Bribery Act of 2010. "Brand' means the brand name set forth in the Addendum. "Change of Ownership Application" means the application that is submitted to us by you or the Transferee for a new franchise agreement in connection with a Change of Ownership Transfer. "Change of Ownership Transfer" means any proposed Transfer that results in a change of Control of Franchisee, the Hotel, or the Hotel Site and is not otherwise permitted by this Agreement, all as set out in Subsection 13.2.3. "Competing Brand" means a hotel brand or trade name that, in our sole business judgment, competes with the System, or any System Hotel or Network Hotel. "Competitor" means any individual or entity that, at any time during the Term, whether directly or through an Affiliate, owns in whole or in part, or is the licensor or franchisor of a Competing Brand, irrespective of the number of hotels owned, licensed or franchised under such Competing Brand name. A Competitor does not include an individual or entity that: (i) is a franchisee of a Competing Brand; (ii) manages a Competing Brand hotel, so long as the individual or entity is not the exclusive manager of the Competing Brand; or (iii) owns a minority interest in a Competing Brand, so long as neither that individual or entity nor any of its Affiliates is an officer, director, or employee of the Competing Brand, provides services (including as a consultant) to the Competing Brand, or exercises, or has the right to exercise, Control over the business decisions of the Competing Brand. "Construction Commencement Date" means the date set out in the Addendum, if applicable, by which you must commence construction of the Hotel. For the Hotel to be considered under construction, you

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must have begun to pour concrete foundations for the Hotel or otherwise satisfied any site-specific criteria for "under construction" set out in the Addendum. "Construction Work" means all necessary action for the development, construction, renovation, furnishing, equipping, acquisition of supplies and implementation of the Plans and Designs for the Hotel. "Construction Work Completion Date" means the date set out in the Addendum, if applicable, by which you must complete construction of the Hotel. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, or of the power to veto major policy decisions of an entity, whether through the ownership of voting securities, by contract, or otherwise. "Controlling Affiliate' means an Affiliate that directly or indirectly Controls the Hotel and/or Controls the entity that Controls the Hotel. "Designs" means your plans, layouts, specifications, drawings and designs for the proposed furnishings, fixtures, equipment, signs and decor of the Hotel that use and incorporate the Standards. "Effective Date' means the date set out in the Addendum on which this Agreement becomes effective. "Entitles' means our present or future Affiliates and direct or indirect owners. "Equity Interest' means any direct or indirect legal or beneficial interest in the Franchisee, the Hotel and/or the Hotel Site. "Equity Owner' means the direct or indirect owner of an Equity Interest. "Expiration Date' has the meaning set forth in Section 3. "Force Majeure' means an event causing a delay in our or your performance that is not the fault of or within the reasonable control of the party claiming Force Majeure. Force Majeure includes fire, floods, natural disasters, Acts of God, war, civil commotion, terrorist acts, any governmental act or regulation beyond such party's reasonable control. Force Majeure does not include the Franchisee's financial inability to perform, inability to obtain financing, inability to obtain permits or any other similar events unique to the Franchisee or the Hotel or to general economic downturn or conditions. "General Manager' has the meaning set forth in Subsection 7.1. "Government or Government Entity" means: (i) any agency, instrumentality, subdivision or other body of any national, regional, local or other government; (ii) any commercial or similar entities owned or controlled by such government, including any state-owned and state-operated companies; (iii) any political party; and (iv) any public international organization. "Government Official' means the following: (i) officers and employees of any national, regional, local or other Government; (ii) officers and employees of companies in which a Government owns an interest; (iii) any private person acting in an official capacity for or on behalf of any Government or Governmental Entity (such as a consultant retained by a government agency); (iv) candidates for political office at any level; (v) political parties and their officials; (vi) officers, employees, or official representatives of public (quasi-governmental) international organizations (such as the United Nations, World Bank, or International Monetary Fund). " Gross Receipts Tax' means any gross receipts, sales, use, excise, value added or any similar tax. "Gross Rooms Revenue" means all revenues derived from the sale or rental of Guest Rooms (both transient and permanent) of the Hotel, including revenue derived from ihe redemption of points or

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 rewards under the loyalty programs in which the Hotel participates, amounts attributable to breakfast (where the guest room rate includes breakfast), and guaranteed no-show revenue and credit transactions, whether or not collected, at the actual rates charged, less allowances for any Guest Room rebates and overcharges, and will not include taxes collected directly from patrons or guests. Group booking rebates, if any, paid by you or on your behalf to third-party groups for group stays must be included in, and not deducted from, the calculation of Gross Rooms Revenue. "Guarantor" means the person or entity that guaranties your obligations under this Agreement or any of Your Agreements. "Guest Rooms" means each rentable unit in the Hotel generally used for overnight guest accommodations, the entrance to which is controlled by the same key, provided that adjacent rooms with connecting doors that can be locked and rented as separate units are considered separate Guest Rooms. The initial number of approved Guest Rooms is set forth in the Addendum. "Hilton Worldwide" means Hilton Worldwide, Inc., a Delaware corporation. "Hotel" means the property you will operate under this Agreement and includes all structures, facilities, appurtenances, furniture, fixtures, equipment, and entry, exit, parking and other areas located on the Hotel Site we have approved for your business or located on any land we approve in the future for additions, signs, parking or other facilities. "Hotel Site" means the real property on which the Hotel is located or to be located, as approved by us. "Hotel Work" means Construction Work andfor Renovation Work, as the case may be. "Improper Payment" means: (a) any payment, offer, gift or promise to pay or authorization of the payment or transfer of other things of value, including without limitation any portion of the compensation, fees or reimbursements received hereunder or the provision of any service, gift or entertainment, directly or indirectly to (i) a Government Official; (ii) any director, officer, employee or commercial partner of a Party or its Affiliates; or, (iii) any other person at the suggestion, request or direction or for the benefit of any of the above-described persons and entities, for purposes of obtaining or influencing official actions or decisions or securing any improper advantage in order to obtain, retain or direct business; (b) payments made and expenses incurred in connection with performance of obligations under this Agreement that are not made and recorded with sufficient accuracy, detail, and control to meet the standards in applicable Anti-Corruption Laws; or, (c) any other transaction in violation of applicable Anti Corruption Laws. "Indemnified Parties" means us and the Entities and our and their respective predecessors, successors and assigns, and the members, officers, directors, employees, managers, and agents. "Information" means all information we obtain from you or about the Hotel or its guests or prospective guests under this Agreement or under any agreement ancillary to this Agreement, including agreements relating to the computerized reservation, revenue management, property management, and other systems we provide or require, or otherwise related to the Hotel. Information includes, but is not limited to, Operationallnfomnation, Proprietary Information, and Personal Information. "Interim Remedy" has the meaning set forth in Subsection 14.3. "Laws" means all public laws, statutes, ordinances, orders, rules, regulations, permits, licenses, certificates, authorizations, directions and requirements of all Governments and Government Entities having jurisdiction over the Hotel, Hotel Site or over Franchisee to operate the Hotel, which, now or hereafter, may apply to the construction, renovation, completion, equipping, opening and operation of the Hotel, including Tille Ill of the Americans with Disabilities Act, 42 U.S.C. § 12181, et seq., and 28 C.F.R. Part 36

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License" has the meaning set forth in Subsection 2.1. "Liquidated Damages" has the meaning set forth in Subsections 6.4.4 and 14.4. 'Management Company" has the meaning set forth in Subsection 7.1. "Manual" means all written compilations of the Standards. The Manual may take the form of one or more of the following: one or more·looseleaf or bound volumes; bulletins; notices; videos; CD-ROMS and/or other electronic media; online postings; e-mail and/or electronic communications; facsimiles; or any other medium capable of conveying the Manual's contents. "Marks" means the Brand and all other service marks, copyrights, trademarks, trade dress, logos, insignia, emblems, symbols and designs (whether registered or unregistered}, slogans, distinguishing characteristics, and trade names used in the System. 'Monthly Fees' means, collectively, the Monthly Program Fee and the Monthly Royalty Fee, each of which is set forth in the Addendum. "Monthly Program Fee" means the fee we require from you in Subsection 8.1, which is set forth in the Addendum. "Monthly Royalty Fee" means the fee we require from you in Subsection 8.1, which is set forth in the Addendum. "Network' means the hotels, inns, conference centers, timeshare properties and other operations that Hilton Worldwide and its subsidiaries own, license, lease, operate or manage now or in the future. "Network Hotel" means any hotel, inn, conference center, timeshare property or other similar facility within the Network. "Opening Date" means the day on which we authorize you to make available the facilities, Guest Rooms or services of the Hotel to the general public under the Brand. "Operational Information" means all information concerning the Monthly Fees, other revenues generated at the Hotel, room occupancy rates, reservation data and other financial and non-financial information we require. 'Other Business(es)" means any business activity we or the Entities engage in, other than the licensing of the Hotel. • "Other Hotels" means any hotel, inn, lodging facility, conference center or other similar business, other than a System Hotel or a Network Hotel. 'Permitted Transfer' means any Transfer by you or your Equity Owners as specified in Section 13.2 of this Agreement. "Person(s)' means a natural person or entity. "Personal Information' means any information that: (i) can be used (alone or when used in combination with other information within your control) to identify, locate or contact an individual; or (ii) pertains in any way to an identified or identifiable individual. Personal Information can be in any media or format, including computerized or electronic records as well as paper-based files. 'PIP" means product improvement plan. "PIP Fee" means the fee we charge for creating a PIP as specified in Section 8.3

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Plans" means your plans, layouts, specifications, and drawings for the Hotel that use and incorporate the Standards. "Principal Mark" is the Mark identified as the Principal Mark in the Addendum. "Privacy Laws" means any international, national, federal, provincial, state, or local law, code, rule or regulation that regulates the processing of Personal Information in any way, including data protection laws, laws regulating marketing communications and/or electronic communications, information security regulations and security breach notification rules. "Proprietary Information" means all information or materials concerning the methods, techniques, plans, specifications, procedures, data, systems and knowledge of and experience in the development, operation, marketing and licensing of the System, including the Standards and the Manuals, whether developed by us, you, or a third party. "Publicly Traded Equity Interest" means any Equity Interest that is traded on any securities exchange or is quoted in any publication or electronic reporting service maintained by the National Association of Securities Dealers, Inc., or any of its successors. "Quality Assurance Re-Evaluation Fee" has the meaning set forth in Subsection 4.5. "Renovation Commencement Date" means the date set out in the Addendum, if applicable, by which you must commence Renovation Work. "Renovation Work" means the renovation and/or construction work, including purchasing and/or leasing and installation of all fixtures, equipment, furnishings, furniture, signs, computer terminals and related equipment, supplies and other items that would be required of a new System Hotel under the Manual, and any other equipment, furnishings and supplies that we may require for you to operate the Hotel as set out in any PIP applicable to the Hotel. "Renovation Work Completion Date" means the date set out in the Addendum, if applicable, by which you must complete Renovation Work. "Reports" mean daily, monthly, quarterly and annual operating statements, profit and loss statements, balance sheets, and other financial and non-financial reports we require. "Reservation Service" means the reservation service we designate in the Standards for use by System Hotels. "Room Addition Fee" means a sum equal to the then-current Room Addition Fee charged for new System Hotels multiplied by the number of Additional Guest Rooms you wish to add to the Hotel in accordance with Subsection 6.6.3. "Sanctioned Person" means any person or entity (including financial institutions) who is, or is owned or controlled by, or acting on behalf of any of the foregoing: (a) the Government of any country subject to comprehensive U.S. sanctions in force and which currently include the Government of Cuba, Iran, North Korea, Sudan, and Syria ("Sanctioned Countries"); (b) located in, organized under the laws of or ordinarily resident in Sanctioned Countries; (c) identified from by any government or legal authority under applicable Trade Restrictions as a person with whom dealings and transactions by Franchisee and/or its Affiliates are prohibited or restricted, including but not limited to persons designated under United Nations Security Council Resolutions, the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC") List of Specially Designated Nationals and Other Blocked Persons; the U.S. Department of State's lists of persons subject to non-proliferation sanctions; the European Union Financial Sanctions List; persons and entities subject to Special Measures regulations under Section 311 of the USA

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PATRIOT Act and the Bank Secrecy Act and relevant equivalent restricted party listings maintained by other relevant jurisdictions. "Securities" means any public offering, private placement or other sale of securities in the Franchisee, the Hotel or the Hotel Site. 'Site' means domain names, the World Wide Web, the Internet, computer network/distribution systems, or other electronic communications sites. "Standards" means all standards, specifications, requirements, criteria, and policies that have been and are in the future developed and compiled by us for use by you in connection with the design, construction, renovation, refurbishment, appearance, equipping, furnishing, supplying, opening, operating, maintaining, marketing, services, service levels, quality, and quality assurance of System Hotels, including the Hotel, and for hotel advertising and accounting, whether contained in the Manual or set out in this Agreement or other written communication. "System" means the elements, including know-how, that we designate to distinguish hotels operating worldwide under the Brand (as may in certain jurisdictions be preceded or followed by a supplementary identifier such as "by Hilton") that provide to the consuming public a similar, distinctive, high-quality hotel service. The System currently includes: the Brand, the Marks, the Trade Name, and the Standards; access to a reservation service; advertising, publicity and other marketing programs and materials; training programs and materials; and programs for our inspection of the Hotel and consulting with you. "System Hotels'means hotels operating under the System using the Brand name. 'Term'has the meaning set forth in Section 3.0. "Trade Name'means the name of the Hotel set forth in the Addendum. "Trade Restrictions' means trade, economic or investment sanctions, export controls, anti-terrorism, non-proliferation, anti-money laundering and similar restrictions in force pursuant to laws, rules and regulations imposed under Laws to which the Parties are subject. 'Transfer' means in all its forms, any sale, lease, assignment, spin-off, transfer, or other conveyance of a direct or indirect legal or beneficial interest. "Transferee' means the proposed new franchisee resulting from a Transfer. "Your Agreements'means any other agreement between you and us or any of the Entities related to this Agreement, the Hotel and/or the Hotel Site. 2.0 GRANT OF LICENSE 2.1 Non-Exclusive License. We grant to you and you accept a limited, non-exclusive License to use the Marks and the System during the Term at, and in connection with, the operation of the Hotel in accordance with the terms of this Agreement. 2.2 Reserved Rights. 2.2.1 This Agreement does not limit our right, or the right of the Entities, to own, license or operate any Other Business of any nature, whether in the lodging or hospitality industry or not, and whether under the Brand, a Competing Brand, or otherwise. We and the Entities have the right to engage in any Other Businesses, even if they compete with the Hotel, the System, or the Brand, and whether we or the Entities start those businesses, or purchase, merge with, acquire, are acquired by, come under common ownership with, or associate with, such Other Businesses

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2.2.2 We may also: 2.2.2.1 add, alter, delete or otherwise modify elements of the System; 2.2.2.2 use or license to others all or part of the System; 2.2.2.3 use the facilities, programs, services and/or personnel used in connection with the System in Other Businesses; and 2.2.2.4 use the System, the Brand and the Marks in the Other Businesses. 2.2.3 You acknowledge and agree that you have no rights to, and will not make any claims or demands for, damages or other relief arising from or related to any of the foregoing activities, and you acknowledge and agree that such activities will not give rise to any liability on our part, including liability for claims for unfair competition, breach of contract, breach of any applicable implied covenant of good faith and fair dealing, or divided loyalty. 3.0 TERM The Term shall begin on the Effective Date and will end, without further notice, on the Expiration Date set forth in the Addendum, unless terminated earlier under the terms of this Agreement. You acknowledge and agree that this Agreement is non-renewable and that this Agreement confers on you absolutely no rights of license renewal or extension whatsoever following the Expiration Date. 4.0 OUR RESPONSIBILITIES We have the following responsibilities to you under this Agreement. We reserve the right to fulfill some or all of these responsibilities through one of the Entities or through unrelated third parties, in our sole business judgment. We may require you to make payment for any resulting services or products directly to the provider. 4.1 Training. We may specify certain required and optional training programs and provide these programs at various locations. We may charge you for required training services and materials and for optional training services and materials we provide to you. You are responsible for all travel, lodging and other expenses you or your employees incur in attending these programs. 4.2 Reservation Service. We will furnish you with the Reservation Service. The Reservation Service will be furnished to you on the same basis as it is furnished to other System Hotels, subject to the provisions of Subsection 14.3 below. 4.3 Consultation. We may offer consultation services and advice in areas such as operations, facilities, and marketing. We may establish fees in advance, or on a project-by-project basis, for any consultation service or advice you request. 4.4 Marketing. 4.4.1 We will publish (either in hard copy or electronic form) and make available to the traveling public a directory that includes System Hotels. We will include the Hotel in advertising of System Hotels and in international, national and regional marketing programs in accordance with our general practice for System Hotels. 4.4.2 We will use your Monthly Program Fee to pay for various programs to benefit the System, including

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 4.4.2.1 and other marketing programs; advertising, promotion, publicity, public relations, market research, System Hotels; 4.4.2.2 developing and maintaining directories of and Internet sites for support; and 4.4.2.3 developing and maintaining the Reservation Service systems and 4.4.2.4 administrative costs and overhead related to the administration or direction of these projects and programs. 4.4.3 We will have the sole right to determine how and when we spend these funds, including sole control over the creative concepts, materials and media used in the programs, the placement and allocation of advertising, and the selection of promotional programs. 4.4.4 We may enter into arrangements for development, marketing, operations, administrative, technical and support functions, facilities, programs, services and/or personnel with any other entity, including any of the Entities or a third party. 4.4.5 You acknowledge that Monthly Program Fees are intended for the benefit of the System and will not simply be used to promote or benefit any one System Hotel or market. We will have no obligation in administering any activities paid for with the Monthly Program Fee to make expenditures for you that are equivalent or proportionate to your payments or to ensure that the Hotel benefits directly or proportionately from such expenditures. 4.4.6 We may create any programs and allocate monies derived from Monthly Program Fees to any regions or localities, as we consider appropriate in our sole business judgment. The aggregate of Monthly Program Fees paid to us by System Hotels does not constitute a trust or "advertising fund" and we are not a fiduciary with respect to the Monthly Program Fees paid by you and other System Hotels. 4.4.7 We are not obligated to expend funds in excess of the amounts received from System Hotels. If any interest is earned on unused Monthly Program Fees, we will use the interest before using the principal. The Monthly Program Fee does not cover your costs of participating in any optional marketing programs and promotions offered by us in which you voluntarily choose to participate. These Monthly Program Fees do not cover the cost of operating the Hotel in accordance with the Standards. 4.5 Inspections/Compliance Assistance. We will administer a quality assurance program for the System that may include conducting pre-opening and periodic inspections of the Hotel and guest satisfaction surveys and audits to ensure compliance with the Standards. You will permit us to inspect the Hotel without prior notice to you to determine if the Hotel is in compliance with the Standards. You will cooperate with our representatives during these inspections. You will then take all steps necessary to correct any deficiencies within the times we establish. You may be charged a Quality Assurance Re Evaluation Fee as set forth in the Standards. You will provide complimentary accommodations for the quality assurance auditor each time we conduct a regular inspection or a special on-site quality assurance re-evaluation after the Hotel has failed a regular quality assurance evaluation or to verify that deficiencies noted in a quality assurance evaluation report or PIP have been corrected or completed by the required dates. 4.6 Manual. We will issue to you or make available in electronic form the Manual and any revisions and updates we may make to the Manual during the Term. You agree to ensure that your copy of the Manual is, at all times, current and up to date. If there is any dispute as to your compliance with the provisions of the Manual, the master copy of the Manual maintained at our principal office will control.

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4.7 Equipment and Supplies. We will make available to you for use in the Hotel various purchase, lease, or other arrangements for exterior signs, operating equipment, operating supplies, and furnishings, which we make available to other System Hotels. 5.0 YOUR RESPONSIBILITIES 5.1 Operational and Other Requirements. You must: 5.1.1 after the Opening Date, operate the Hotel twenty-four (24) hours a day; 5.1.2 operate the Hotel using the System, in compliance with this Agreement and the Standards, and in such a manner to provide courteous, uniform, respectable and high quality lodging and other services and conveniences to the public. You acknowledge that, although we provide the Standards, you have exclusive day-to-day control of the business and operation of the Hotel and we do not in any way possess or exercise such control; 5.1.3 comply with the Standards, including our specifications for all supplies, products and services. We may require you to purchase a particular brand of product or service to maintain the common identity and reputation of the Brand, and you will comply with such requirements. Unless we specify otherwise, you may purchase products from any authorized source of distribution; however, we reserve the right, in our business judgment, to enter into exclusive purchasing arrangements for particular products or services and to require that you purchase products or services from approved suppliers or distributors; 5.1.4 install, display, and maintain signage displaying or containing the Brand name and other distinguishing characteristics in accordance with Standards we establish for System Hotels; 5.1.5 comply with Standards for the training of persons involved in the operation of the Hotel, including completion by the General Manager and other key personnel of the Hotel of a training program for operation of the Hotel under the System, at a site we designate. You will pay us all fees and charges, if any, we require for your personnel to attend these training programs. You are responsible for all travel, lodging and other expenses you or your employees incur in attending these programs; 5.1.6 purchase and maintain property management, revenue management, in-room entertainment, telecommunications, high-speed internet access, and other computer and technology systems that we designate for the System or any portion of the System based on our assessment of the long-term best interests of System Hotels, considering the interest of the System as a whole; 5.1.7 advertise and promote the Hotel and related facilities and services on a local and regional basis in a first-class, dignified manner, using our identity and graphics Standards for all System Hotels, at your cost and expense. You must submit to us for our approval samples of all advertising and promotional materials that we have not previously approved (including any materials in digital, electronic or computerized form or in any form of media that exists now or is developed in the future) before you produce or distribute them. You will not begin using the materials until we approve them. You must immediately discontinue your use of any advertising or promotional material we disapprove, even if we previously approved the materials; 5.1.8 participate in and pay all charges in connection with all required System guest complaint resolution programs, which programs may include chargebacks to the Hotel for guest refunds or credits and all required System quality assurance programs, such as guest comment cards, customer surveys and mystery shopper programs. You must maintain minimum performance Standards and scores for quality assurance programs we establish; 5.1.9 honor all nationally recognized credit cards and credit vouchers issued for general credit purposes that we require and enter into all necessary credit card and voucher agreements with the issuers of such cards or vouchers;

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 5.1.10 participate in and use the Reservation Service, including any additions, enhancements, supplements or variants we develop or adopt, and honor and give first priority on available rooms to all confirmed reservations referred to the Hotel through the Reservation Service. The only reservation service or system you may use for outgoing reservations referred by or from the Hotel to other Network Hotels will be the Reservation Servie or other reservation services we designate; 5.1.11 comply with Laws and, on request, give evidence to us of compliance; 5.1.12 participate in, and promptly pay all fees, commissions and charges associated with, all travel agent commission programs and third·party reservation and distribution services (such as airline reservation systems), all as required by the Standards and in accordance with the terms of these programs, all of which may be modified; 5.1.13 not engage, directly or indirectly, in any cross-marketing or cross-promotion of the Hotel with any Other Hotel or related business, without our prior written consent. You agree to refer guests and customers, wherever reasonably possible, only to System Hotels or Network Hotels. We may require you to participate in programs designed to refer prospective customers to Other Hotels. You must display all material, including brochures and promotional material we provide for System Hotels and Network Hotels, and allow advertising and promotion only of System Hotels and Network Hotels on the Hotel Site, unless we specifically direct you to include advertising or promotion of Other Hotels; 5.1.14 treat as confidential the Standards, the Manual and all other Proprietary Information. You acknowledge and agree that you do not acquire any interest in the Proprietary Information other than the right to utilize the same in the development and operation of the Hotel under the terms of this Agreement. You agree that you will not use the Proprietary Information in any business or for any purpose other than in the development and operation of the Hotel under the System and will maintain the absolute confidentiality of the Proprietary Information during and after the Term. You will not make unauthorized copies of any portion of the Proprietary Information; and will adopt and implement all procedures we may periodically establish in our business judgment to prevent unauthorized use or disclosure of the Proprietary Information, including restrictions on disclosure to employees and the use of non-disclosure and non-competition clauses in agreements with employees, agents and independent contractors who have access to the Proprietary Information; 5.1.15 not become a Competitor, or permit your Affiliate to become a Competitor, in the upper midscale hotel market segment, or any substantially equivalent market segment, as determined by Smith Travel Research ("STR') (or, if STR is no longer in existence, STR's successor or other such industry resource that is as equally as reputable as STR); 5.1.16 own fee simple title (or long·term ground leasehold interest for a term equal to the Term) to the real property and improvements that comprise the Hotel and the Hotel Site, or alternatively, at our request, cause the fee simple owner, or other third party acceptable to us, to provide its guaranty covering all of your obligations under this Agreement in form and substance acceptable to us; 5.1.17 maintain legal possession and control of the Hotel and Hotel Site for the Term and promptly deliver to us a copy of any notice of default you receive from any mortgagee, trustee under any deed of trust, or ground lessor for the Hotel, and on our request, provide any additional information we may request related to any alleged default; 5.1.18 not directly or indirectly conduct, or permit by lease, concession arrangement or otherwise, gaming or casino operations in or connected to the Hotel or on the Hotel Site, or otherwise engage in any activity which, in our business judgment, is likely to adversely reflect upon or affect in any manner, any gaming licenses or permits held by the Entities or the then-current stature of any of the Entities with any gaming commission, board, or similar governmental or regulatory agency, or the reputation or business of any of the Entities;

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5.1 19 not directly or indirectly conduct or permit vacation ownership, fractional ownership, condominiums or like schemes at, or adjacent to, the Hotel. This restriction will not prohibit you from directly or indirectly conducting timeshare, vacation ownership, fractional ownership, or condominium sales or marketing at and for any property located adjacent to the Hotel that is owned or leased by you so long as you do not use any of the Marks in such sales or marketing efforts and you do not use the Hotel or its facilities in such sales and marketing efforts or in the business operations of the adjacent property; 5.1.20 participate in and pay all charges related to our marketing programs (in addition to programs covered by the Monthly Program Fee), all guest frequency programs we require, and any optional programs that you opt into; 5.1.21 honor the terms of any discount or promotional programs (including any frequent guest program) that we offer to the public on your behalf, any room rate quoted to any guest at the time the guest makes an advance reservation, and any award certificates issued to Hotel guests participating in these programs; 5.1.22 after the Effective Date, maintain, at your expense, insurance of the types and in the minimum amounts we specify in the Standards. All such insurance must be with insurers having the minimum ratings we specify, name as additional insureds the parties we specify in the Standards, and carry the endorsements and notice requirements we specify in the Standards. If you fail or neglect to obtain or maintain the insurance or policy limits required by this Agreement or the Standards, we have the option, but not the obligation, to obtain and maintain such insurance without notice to you, and you will immediately on our demand pay us the premiums and cost we incur in obtaining this insurance other business; 5.1.23 not share the business operations and Hotel facilities with any Other Hotel or 5.1.24 not engage in any tenant-in-common syndication or Transfer of any tenant-in common interest in the Hotel or the Hotel Site; and 5.1.25 promptly provide to us all information we reasonably request about you and your Affiliates (including your respective beneficial owners, officers, directors, shareholders, partners or members) and/or the Hotel, title to the property on which the Hotel is constructed and any other property used by the Hotel. 6.0 HOTEL WORK 6.1 Necessary Consents. 6.1.1 You must obtain our prior written consent before retaining or engaging any architect, interior designer, general contractor and major subcontractors for the Hotel. We will not unreasonably withhold such consent. 6.1.2 Plans and Designs must be submitted to us in accordance with the schedule specified in the Addendum or any PIP. Before we approve your Plans, your architect or other certified professional must certify to us that the Plans comply with all Laws related to accessibility/accommodations/facilities for those with disabilities. 6.1.3 You shall not commence any Hotel Work unless and until we have issued our written consent in respect of the Plans and Designs, which consent will not be unreasonably withheld. 6.1.4 Once we have provided our consent to the Plans and Designs, no change may be made to the Plans or Designs without our prior written consent. By consenting to the Plans and Designs or any changes or modifications to the Plans and Designs, we do not warrant the depth of our

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analysis or assume any responsibility or liability for the suitability of the Plans and Designs or the resulting Hotel Work. 6.1.5 You are solely responsible for ensuring that the Plans and Designs (including Plans and Designs for Hotel Work) comply with our then-current Standards, the Manual, and all Laws. 6.2 Initial Hotel Work. You will perform or cause the Hotel Work to be performed in accordance with this Agreement, the approved Plans and Designs, the Manual and, for Renovation Work, the PIP. You will bear the entire cost of the Hotel Work, including the cost of the Plans and Designs, professional fees, licenses, permits, equipment, furniture, furnishings and supplies. You are solely responsible for obtaining all necessary licenses, permits and zoning variances required for the Hotel Work. 6.3 Commencement and Completion of the Hotel Work. 6.3.1 You will commence the Hotel Work on or before the Construction Commencement Date or Renovation Commencement Date specified in the Addendum. You may request an extension by submitting a written request for our approval before the applicable deadline, describing the status of the project and the reason for the requested extension, and paying our then-current extension fee. We may condition our approval on an update to the Plans and Designs. Once commenced, the Hotel Work will continue uninterrupted except to the extent continuation is prevented by events of Force Majeure. You must give written notice to us specifying the nature and duration of any event of Force Majeure promptly after becoming aware of the event, and specifying that you have used, and continue to use, reasonable endeavours to mitigate the effects of such event until such event ceases to exist. On verification of the event of Force Majeure, we will approve an extension of the Construction Commencement Date or Renovation Work Completion Date for up to eighteen (18) months. You must promptly provide to us evidence that the Construction Work has commenced if we request it. 6.3.2 The Hotel Work must be completed and the Hotel must be furnished, equipped, and otherwise made ready to open in accordance with the terms of this Agreement no later than the Construction Work Completion Date or Renovation Work Completion Date specified in the Addendum. You may request an extension by submitting a written request for our approval before the applicable deadline, describing the status of the project and the reason for the requested extension, and paying our then-current extension fee. 6.3.3 On completion of the Hotel Work and, as a condition to our authorization to open the Hotel, your architect, general contractor or other certified professional must provide us with a certificate stating that the as-built premises comply with all Laws relating to accessibility/accommodations/facilities for those with disabilities. 6.4 Opening the Hotel Under This Agreement. 6.4.1 You will open the Hotel on the Opening Date. You will not open the Hotel unless and until you receive our written consent to do so pursuant to Subsection 6.4.2 or 6.4.3. 6.4.2 You will give us at least fifteen (15) days advance notice that you have complied with all the terms and conditions of this Agreement and the Hotel is ready to open. We will use reasonable efforts within fifteen (15) days after we receive your notice to visit the Hotel and to conduct other investigations as we deem necessary to determine whether to authorize the opening of the Hotel, but we will not be liable for delays or loss occasioned by our inability to complete our investigation and to make this determination within the fifteen (15) day period. If you fail to pass our initial opening site visit, we may, in our sole business judgment, charge you reasonable fees associated with any additional visits. 6.4.3 We shall be entitled to withhold our consent to the opening of the Hotel until

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 6.4.3.1 you have complied with all the terms and conditions in this manner we require; 6.4.3.2 your staff has received adequate training and instruction in the 6.4.3.3 you have received authorization to open the Hotel from the relevant governmental authority for the jurisdiction in which the Hotel is located, if applicable; and 6.4.3.4 all fees and charges you owe to us or the Entities have been paid. Agreement. 6.4.4 Opening the Hotel before the Opening Date is a material breach of this 6.4.4.1 You will pay us Liquidated Damages in the amount of Five Thousand Dollars ($5,000) per day if you open the Hotel before the Opening Date to compensate us for the damage caused by such breach. You must also reimburse us for all of our costs and expenses, including legal fees, incurred in enforcing our rights under this Agreement. 6.4.4.2 These Liquidated Damages for damage to our Marks shall not limit or exclude any other remedies we may have at law or in equity. You acknowledge and agree that that the Liquidated Damages payable under this Subsection represent a reasonable estimate of the minimum just and fair compensation for the damages we will suffer as the result of the opening of the Hotel before the Opening Date in material breach of this Agreement. 6.5 Performance of Agreement. You must satisfy all of the terms and conditions of this Agreement, and equip, supply, staff and otherwise make the Hotel ready to open under our Standards. As a result of your efforts to comply with the terms and conditions of this Agreement, you will incur significant expense and expend substantial time and effort. You acknowledge and agree that we will have no liability or obligation to you for any losses, obligations, liabilities or expenses you incur if we do not authorize the Hotel to open or if we terminate this Agreement because you have not complied with the terms and conditions of this Agreement. 6.6 Hotel Refurbishment and Room Addition. 6.6.1 We may periodically require you to modernize, rehabilitate and/or upgrade the Hotel's fixtures, equipment, furnishings, furniture, signs, computer hardware and software and related equipment, supplies and other items to meet the then-current Standards. You will make these changes at your sole cost and expense and in the time frame we require. 6.6.2 You may not make any significant changes (including major changes in structure, design or decor) in the Hotel. Minor redecoration and minor structural changes that comply with our Standards will not be considered significant. 6.6.3 You may not make any change in the number of approved Guest Rooms in the Addendum. If you wish to add additional Guest Rooms to the Hotel after the Opening Date, you must submit an application to obtain our consent. If we consent to the addition of Guest Rooms at the Hotel, you must pay us our then-current Room Addition Fee. As a condition to our granting approval of your application, we may require you to modernize, rehabilitate or upgrade the Hotel in accordance with Subsection 6.6.1 of this Agreement, and to pay us our then-current PIP Fee to prepare a PIP to determine the renovation requirements for the Hotel. We may also require you to execute an amendment to this Agreement covering the terms and conditions of our consent to the addition of Guest Rooms.

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 7.0 STAFF AND MANAGEMENT OF THE HOTEL 7.1 You are solely responsible for the management of the Hotel's business. You will provide qualified and experienced management (a "Management Company") and an individual to manage the Hotel (a "General Manager"}, each approved by us in writing . We have the rightto communicate directly with the Management Company and managers at the Hotel. We may rely on the communications of such managers or Management Company as being on your behalf. Any Management Company and/or General Manager must have the authority to perform all of your obligations under this Agreement. The engagement of a Management Company does not reduce your obligations under this Agreement. In the case of any conflict between this Agreement and any agreement with the Management Company or General Manager, this Agreement prevails. 7.2 You represent and agree that you have not, and will not, enter into any lease, management agreement or other similar arrangement for the operation of the Hotel or any part of the Hotel without our prior written consent. To be approved by us as the operator of the Hotel, you, any proposed Management Company and any proposed General Manager must be qualified to manage the Hotel. We may refuse to approve you, any proposed Management Company or any proposed General Manager who is a Competitor or which, in our business judgment, is inexperienced or unqualified in managerial skills or operating capability or is unable or unwilling to adhere fully to your obligations under this Agreement. 7.3 If the Management Company becomes a Competitor or the Management Company and/or the General Manager resigns or is terminated by you or otherwise becomes unsuitable in our sole business judgment to manage the Hotel during the Term, you will have ninety (90) days to retain a qualified substitute Management Company and/or General Manager acceptable to us. 8.0 PAYMENT OF FEES 8.1 Monthly Fees. Beginning on the Opening Date, you will pay to us for each month (or part of a month, including the final month you operate under this Agreement) the Monthly Fees, each of which is set forth in the Addendum. 8.2 Calculation and Payment of Fees. 8.2.1 The Monthly Fees will be calculated in accordance with the accounting methods of the then-current Uniform System of Accounts for the Lodging Industry, or such other accounting methods specified by us in the Manual. 8.2.2 The Monthly Fees will be paid to us at the place and in the manner we designate on or before the fifteenth (15th) day of each month and will be accompanied by our standard schedule setting forth in reasonable detail the computation of the Monthly Fees for such month. 8.2.3 We may require you to transmit the Monthly Fees and all other payments required under this Agreement by wire transfer or other form of electronic funds transfer and to provide the standard schedule in electronic form. You must bear all costs of wire transfer or other form of electronic funds transfer or other electronic payment and reporting. 8.2.4 In the event of fire or other insured casualty that results in a reduction of Gross Rooms Revenue, you will determine and pay us, from the proceeds of any business interruption or other insurance applicable to Joss of revenues, an amount equal to the forecasted Monthly Fees, based on the Gross Rooms Revenue amounts agreed on between you and your insurance company that would have been paid to us in the absence of such casualty. 8.3 Other Fees. You will timely pay all amounts due us or any of the Entities for any invoices or for goods or services purchased by or provided to you or paid by us or any of the Entities on your

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 behalf, including pre-opening sales and op<erations training or extension fees as specified on the Addendum. 8.4 Taxes. If a Gross Receipts Tax is imposed on us or the Entities based on payments made by you related to this Agreement, then you must reimburse us·or the Entity for such Gross Receipts Tax to ensure that the amount we or the Entity retains, after paying the Gross Receipts Tax, equals the net amount of the payments you are required to pay us or the Entity had such Gross Receipts Tax not been imposed. You are not required to pay income taxes payable by us or any Entity as a result of our net income relating to fees collected under this Agreement. 8.5 Application of Fees. We may apply any amounts received from you to any amounts due under this Agreement. 9.0 PROPRIETARY RIGHTS 9.1 Our Proprietary Rights. 9.1.1 You will not contest, either directly or indirectly during or after the Term: 9.1.1.1 our (and/or any Entities') ownership of, rights to and interest in the System, Brand, Marks and any of their elements or components, including present and future distinguishing characteristics and agree that neither you nor any design or construction professional engaged by you may use our Standards, our Manual or your approved Plans and Designs for any hotel or lodging project other than the Hotel; 9.1.1.2 components of the System; our sole right to grant licenses to use all or any elements or 9.1.1.3 that we (and/or the Entities) are the owner of (or the licensee of, with the right to sub-license) all right, title and interest in and to the Brand and the Marks used in any form and in any design, alone or in any combination, together with the goodwill they symbolize; or 9.1.1.4 the validity or ownership of the Marks. 9.1.2 You acknowledge that these Marks have acquired a secondary meaning which indicates that the Hotel, Brand and System are operated by or with our approval. All improvements and additions to, or associated with, the System, all Marks, and all goodwill arising from your use of the System and the Marks, will inure to our benefit and become our property (or that of the applicable Entities), even if you develop them. 9.1.3 You will not apply for or obtain any trademark or seNice mark registration of any of the Marks or any confusingly similar marks in your name or on behalf of or for the benefit of anyone else. You acknowledge that you are not entitled to receive any payment or other value from us or from any of the Entities for any goodwill associated with your use of the System or the Marks, or any elements or components of the System. 9.2 Trade Name, Use of the Marks. 9.2.1 Trade Name. 9;2.1.1 The Hotel will be initially known by the Trade Name set forth in the Addendum. We may change the Trade Name, the Brand name and/or any of the Marks (but not the Principal Mark), or the way in which any of them (including the Principal Mark) are depicted, at any time at our sole option and at your expense. You may not change the Trade Name without our specific prior written consent.

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 9.2.1.2 You acknowledge and agree that you are not acquiring the right to use any service marks, copyrights, trademarks, trade dress, logos, designs, insignia, emblems, symbols, slogans, distinguishing characteristics, trade names, domain names or other marks or characteristics owned by us or licensed to us that we do not specifically designate to be used in the System. 9.3 Use of Trade Name and Marks. You will operate under the Marks, using the Trade Name, at the Hotel. You will not adopt any other names or marks in operating the Hotel without our approval. You will not, without our prior written consent, use any of the Marks, or the word 'Hilton," or other Network trademarks, trade names or service marks, or any similar words or acronyms, in: 9.3.1 your corporate, partnership, business or trade name; 9.3.2 any Internet-related name (including a domain name); 9.3.3 or any business operated separately from the Hotel, including the name or identity of developments adjacent to or associated with the Hotel. 9.4 Trademark Disputes. 9.4.1 You will immediately notify us of any infringement or dilution of or challenge to your use of any of the Marks and will not, absent a court order or our prior written consent, communicate with any other person regarding any such infringement, dilution, challenge or claim. We will take the action we deem appropriate with respect to such challenges and claims and have the sole right to handle disputes concerning use of all or any part of the Marks or the System. You will fully cooperate with us and any applicable Entity in these matters. We will reimburse you for expenses incurred by you as the direct result of activities undertaken by you at our prior written request and specifically relating to the trademark dispute at issue. We will not reimburse you for any other expenses incurred by you for cooperating with us or the Entities. 9.4.2 You appoint us as your exclusive attorney-in-fact, to prosecute, defend and/or settle all disputes of this type at our sole option. You will sign any documents we or the applicable Entity believe are necessary to prosecute, defend or settle any dispute or obtain protection for the Marks and the System and will assign to us any claims you may have related to these matters. Our decisions as to the prosecution, defense or settlement of the dispute will be final. All recoveries made as a result of disputes regarding use of all or part of the System or the Marks will be for our account. 9.5 Web Sites. 9.5.1 You may not register, own, maintain or use any Sites that relate to the Network or the Hotel or that include the Marks. The only domain names, Sites, or Site contractors that you may use relating to the Hotel or this Agreement are those we assign or otherwise approve in writing. You acknowledge that you may not, without a legal license or other legal right, post on your Sites any material in which any third party has any direct or indirect ownership interest. You must incorporate on your Sites any information we require in the manner we deem necessary to protect our Marks. 9.5.2 Any use of the Marks on any Site must conform to our requirements, including the identity and graphics Standards for all System hotels. Given the changing nature of this technology, we have the right to wilhhold our approval, and to withdraw any prior approval, and to modify our requirements. 9.6 Covenant. 9.6.1 You agree, as a direct covenant with us and the Entities, that you will comply with all of the provisions of this Agreement related to the manner, terms and conditions of the use of the Marks and the termination of any right on your part to use any of the Marks. Any non-compliance by you with this covenant or the terms of this Agreement related to the Marks, or any unauthorized or improper use of

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the System or the Marks, will cause irreparable damage to us and/or to the Entities and is a material. breach of this Agreement. 9.6.2 If you engage in such non-compliance or unauthorized and/or improper use of the System or the Marks during or after the Term, we and any of the applicable Entities, along with the successors and assigns of each, will be entitled to both temporary and permanent injunctive relief against you from any court of competent jurisdiction, in addition to all other remedies we or the Entities may have at law. You consent to the entry of such temporary and permanent injunctions. You must pay all costs and expenses, including reasonable attorneys' fees, expert fees, costs and other expenses of litigation that we and/or the En!Hies may incur in connection with your non-compliance with this covenant. 10.0 REPORTS, RECORDS, AUDITS, AND PRIVACY 10.1 Reports. 10.1.1 At our request, you will prepare and deliver to us the Reports containing the Operational Information (and any other information we reasonable require) in the form, manner and time frame we require. At a minimum, by the fifteenth (15th) day of each month, you will submit to us the Operational lnfonnation for the previous month and reflecting the computation of the amounts then due under Section 8, in the form, manner and time frame we require. 10.1.2 The Reports will be certified as accurate in the manner we require. You will permit us to inspect your books and records at all reasonable times. 10.2 Maintenance of Records. You will prepare, on a current basis, (and preserve for no less than the greater of four (4) years or the time period we stated in our record retention requirements), complete and accurate records concerning Gross Rooms Revenue and all financial, operating, marketing and other aspects of the Hotel. You will maintain an accounting system that fully and accurately reflects all financial aspects of the Hotel and its business. These records will include books of account, tax returns, governmental reports, register tapes, daily reports, and complete quarterly and annual financial statements (including profit and loss statements, balance sheets and cash flow statements) and will be prepared in the fonn, manner and time frame we require. 10.3 Audit. 10.3.1 We may require you to have the Gross Rooms Revenue, fees or other monies due to us computed and certified as accurate by a certified public accountant. During the Term and for two (2) years thereafter, we and our authorized agents have the right to verify Operational Information required under this Agreement by requesting, receiving, inspecting and auditing, at all reasonable times, any and all records referred to above wherever they may be located (or elsewhere if we request). 10.3.2 If any inspection or audit reveals that you understated or underpaid any payment due to us, you will promptly pay to us the deficiency plus interest from the date each payment was due until paid at the interest rate set forth in Section 17.15 of this Agreement. 10.3.3 If the audit or inspection reveals that the underpayment is willful, or is for five percent (5%) or more of the total amount owed for the period being inspected, you will also reimburse us for all inspection and audit costs, including reasonable travel, lodging, meals, salaries and other expenses of the inspecting or auditing personnel. Our acceptance of your payment of any deficiency will not waive any rights we may have as a result of your breach, including our right to terminate this Agreement. If the audit discloses an overpayment, we will credit this overpayment against your future payments due under this Agreement, without interest, or, if no future payments are due under this Agreement, we will promptly pay you the amount of the overpayment without interest. 10.4 Ownership of Information. All Information we obtain from you and all revenues we derive from such lnfonnation will be our property and Proprietary lnfonnation that we may use for any

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 reason,.including making a financial performance representation in our franchise disclosure documents. At your sole risk and responsibility, you may use Information that you acquire from third parties in connection with operating the Hotel, such as Personal Information, at any time during or after the Term, to the extent that your use is permitted by Law. · 10.5 Privacy and Data Protection. You will: 10.5.1 comply with all applicable Privacy Laws; 10.5.2 comply with all Standards that relate to Privacy Laws and the privacy and security of Personal Information; 10.5.3 refrain from any action or inaction that could cause us or the Entities to breach any Privacy Laws; 10.5.4 do and execute, or arrange to be done and executed, each act, document and thing we deem necessary in our business judgment to keep us and the Entities in compliance with the Privacy Laws; and 10.5.5 immediately report to us the theft or loss of Personal Information (other than the Personal Information of your own officers, directors, shareholders, employees or service providers). 11.0 CONDEMNATION AND CASUALTY 11.1 Condemnation. You must immediately inform us of any proposed taking of any portion of the Hotel by eminent domain. If, in our business judgment, the taking is significant enough to render the continued operation of the Hotel in accordance with the Standards and guest expectations impractical, then we may terminate this Agreement on written notice to you and you will not pay us Liquidated Damages. If such taking, in our business judgment, does not require the termination of this Agreement, then you will make all necessary modifications to make the Hotel conform to its condition, character and appearance immediately before such taking, according to Plans and Designs approved by us. You will take all measures to ensure that the resumption of normal operations at the Hotel is not unreasonably delayed. 11.2 Casualty. 11.2.1 You must immediately inform us if the Hotel is damaged by fire or other casualty. If the damage or repair requires closing the Hotel, you may choose to repair or rebuild the Hotel according to the Standards, provided you: begin reconstruction within six (6) months after closing and reopen the Hotel for continuous business operations as soon as practicable (but in any event no later than eighteen (18) months after the closing of the Hotel) and give us at least thirty (30) days notice of the projected date of reopening. Once the Hotel is closed, you will not promote the Hotel as a System Hotel or otherwise identify the Hotel using any of the Marks without our prior written consent. 11.2.2 You and we each have the right to terminate this Agreement if you elect not to repair or rebuild the Hotel as set forth above in Subsection 11.2.1, provided the terminating party gives the other party sixty (60) days written notice. We will not require you to pay Liquidated Damages unless you or one of your Affiliates own and/or operate a hotel at the Hotel Site under a lease, license or franchise from a Competitor within three (3) years of the termination date. 11.3 No Extensions of Term. Nothing in this Section 11 will extend the Term.

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 12.0 NOTICE OF INTENT TO MARKET Except in the case of a Transfer governed by Subsection 13.2.1 or 13.2.2 of this Agreement, if you or a Controlling Affiliate want to Transfer any Equity lnteresi, you must give us written notice, concurrently with beginning your marketing efforts. 13.0 TRANSFERS 13.1 Our Transfer. 13.1.1 We may assign or Transfer this Agreement or any of our rights, duties, or assets under this Agreement, by operation of law or otherwise, to any person or legal entity without your consent, provided that any such person or legal entity shall be required to assume all of our obligations to permit you to operate the Hotel under the Brand after such assignment. Any of the Entities may transfer, sell, dispose of, or otherwise convey, their ownership rights in us or any of our Affiliates, by operation of law or otherwise, including by public offering, to any person or legal entity without your consent. 13.1.2 If we assign this Agreement to a third party who expressly assumes our obligations under this Agreement, we will no longer have any performance or other obligations to you under this Agreement and your right to use any programs, rights or services provided to you by us or our Affiliates under this Agreement will terminate. 13.2 Your Transfer. You understand and acknowledge that the rights and duties in this Agreement are personal to you and that we are entering into this Agreement in reliance on your business skill, financial capacity, and the personal character of you, your officers, directors, partners, members, shareholders or trustees. A Transfer by you of any Equity Interest, or this Agreement, or any of your rights or obligations under this Agreement, or a Transfer by an Equity Owner is prohibited other than as expressly permitted herein. 13.2.1 Permitted Transfers That Do Not Require Notice or Consent. The following Transfers are permitted without giving notice or obtaining our consent if the Permitted Transfer does not result in a change in Control of the Franchisee, the Hotel or the Hotel Site and you meet the requirements set forth below. 13.2.1.1 Privately Held Equity Interests: Less than 25% Change/No Change of Control. An Equity Interest that is not publicly traded may be Transferred if, immediately after the transaction, the transferee Equity Owner will own less than twenty-five percent (25%) of the Equity Interest. may be Transferred. 13.2.1.2 Publicly Traded Equity Interests. A Publicly Traded Equity Interest 13.2.2 Permitted Transfers That Require Notice and Consent. We will permit you or any Equity Owner named in the Addendum as of the Effective Date (or any transferee Equity Owner we subsequently approve) to engage in the Permitted Transfers set forth below if any such Permitted Transfer does not result in a change of Control of the Franchisee, the Hotel or the Hotel Site and: (a) the proposed transferee is not a Sanctioned Person or a Competitor; (b) you give us at least sixty (60) days' advance written notice of the proposed Permitted Transfer (including the identity and contact information for any proposed transferee and any other information we may require in order to review the proposed Permitted Transfer); (c) you pay to us a nonrefundable processing fee of Five Thousand Dollars ($5,000) with the Permitted Transfer request; (d) you follow our then-current procedure for processing Permitted Transfers; and (e) you execute any documents required by us for processing Permitted Transfers. If a Permitted Transfer listed in Subsection 13.2.2 otherwise qualifies as a Permitted Transfer without notice or consent under Subsection 13.2.1, the provisions of Subsection 13.2.1 will control.

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 13.2.2.1 Affiliate Transfer. You or any Equity Owner may Transfer an Equity Interest or this Agreement to an Affiliate. 13.2.2.2 Transfers to a Family Member or Trust. If you or any Equity Owner as of the Effective Date are a natural person, you and such Equity Owner may Transfer an Equity Interest or this Agreement to an immediate family member (i.e., spouse, children, parents, siblings) or to a trust for your benefit or the benefit of the Equity Owner or the Equity Owner's immediate family members. 13.2.2.3 Transfer On Death. On the death of Franchisee or an Equity Owner who is a natural person, this Agreement or the Equity Interest of the deceased Equity Owner may Transfer in accordance with such person's will or, if such person dies intestate, in accordance with laws of intestacy governing the distribution of such person's estate, provided that: (i) the transfer on death is to an immediate family member or to a legal entity formed by such family member(s); and (ii) within one (1) year after the death, such family member(s) or entity meet all of our then-current requirements for an approved Transferee. 13.2.2.4 Privately Held Equity Interests: 25% or Greater Change/No Change of Control. You or any Equity Owner as of the Effective Date (or any transferee Equity Owner we subsequently approve) may Transfer an Equity Interest in Franchisee even though, after the completion of such Transfer, twenty-five percent (25%) or more of the Equity Interests in Franchisee will have changed hands since the Effective Date of this Agreement. 13.2.3 Change of Ownership Transfer. Any proposed Transfer that is not described in Subsection 13.2.1 or 13.2.2 is a Change of Ownership Transfer. We will have sixty (60) days from our receipt of the completed and signed franchise application to consent or withhold our consent to any proposed Change of Ownership Transfer. You consent to our communication with any party we deem necessary about the Hotel in order for us to evaluate the proposed Change of Ownership Transfer. Our consent to the Change of Ownership Transfer is subject to the following conditions, all of which must be satisfied at or before the date of closing the Change of Ownership Transfer ("Closing"): 13.2.3.1 the Transferee submits a Change of Ownership Application, pays our then current franchise application fee and any PIP Fee, executes our then-current form of new franchise agreement and all ancillary forms, including a guaranty from a third-party acceptable to us, if required; us or our Affiliates;13.2.3.2 you are not in default of this Agreement or any other agreements with 13.2.3.3 you or the Transferee pay all amounts due to us and the Entities through the date of the Closing; 13.2.3.4 you execute our then-current form of voluntary termination agreement, which may include a general release, covering termination of this Agreement; 13.2.3.5 you conclude to our satisfaction, or provide adequate security for, any suit, action, or proceeding pending or threatened against you, us or any Entity with respect to the Hotel, which may result in liability on the part of us or any Entity; 13.2.3.6 you, the Transferee and/or transferee Equity Owner(s) submit to us all information related to the Transfer that we require, including applications; and 13.2.3.7 the Transferee meets our then-current business requirements for new franchisees and is neither a Sanctioned Person nor a Competitor. 13.2.4 Public Offering or Private Placement

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 13.2.4.1 Any offering by you of Securities requires our review if you use the Marks, or refer to us or this Agreement in your offering. All materials required by any Law for the offer or sale of those Securities must be submitted to us for review at least sixty (60) days before the date you distribute those materials or file them with any governmental agency, including any materials to be used in any offering exempt from registration under any securities laws. 13.2.4.2 You must submit to us a non-refundable Five Thousand Dollar ($5,000) processing fee with the offering documents and pay any additional costs we may incur in reviewing your documents, including reasonable attorneys' fees. Except as legally required to describe the Hotel in the offering materials, you may not use any of the Marks or otherwise imply our participation or that of Hilton Worldwide or any other Entity in or endorsement of any Securities or any Securities offering. 13.2.4.3 We have the right to approve any description of this Agreement or of your relationship with us, or any use of the Marks, contained in any prospectus, offering memorandum or other communications or materials you use in the sale or offer of any Securities. Our review of these documents will not in any way be considered our agreement with any statements contained in those documents, including any projections, or our acknowledgment or agreement that the documents comply with any Laws. 13.2.4.4 You may not sell any Securities unless you clearly disclose to all purchasers and offerees that: (i) neither we, nor any Entity, nor any of our or their respective officers, directors, agents or employees, will in any way be deemed an issuer or underwriter of the Securities, as those terms are defined in applicable securities laws; and (ii) we, the Entities, and our respective officers, directors, agents and employees have not assumed and will not have any liability or responsibility for any financial statements, prospectuses or other financial information contained in any prospectus or similar written or oral communication. 13.2.4.5 You must indemnify, defend and hold the Indemnified Parties free and harmless of and from any and all liabilities, costs, damages, claims or expenses arising out of or related to the sale or offer of any of your Securities to the same extent as provided in Subsection 15.1 of this Agreement. 13.2.5 Mortgages and Pledges to Lending Institutions. 13.2.5.1 You or an Equity Owner may mortgage or pledge the Hotel or an Equity Interest to a lender that finances the acquisition, development or operation of the Hotel, without notifying us or obtaining our consent, provided that: (i) you or the applicable Equity Owner are the sole borrower; and (ii) the loan is not secured by any other hotels or other collateral. 13.2.5.2 You must notify us, in writing, before incurring other proposed indebtedness that involves a mortgage or pledge of the Hotel or an Equity Interest, or a collateral assignment of this Agreement, so that we can evaluate the structure to determine whether any special agreements and/or assurances from the lender, the Franchisee and/or its Equity Owners will be required including a 'lender comfort letter" or a loan related guaranty, in a form satisfactory to us. We may charge a fee for our review of a proposed mortgage or pledge and for the processing of a lender comfort letter. 13.2.6 Commercial Leases. You may lease or sublease commercial space in the Hotel, or enter into concession arrangements for operations in connection with the Hotel, in the ordinary course of business, subject to our right to review and approve the nature of the proposed business and the proposed brand and concept, all in keeping with our Standards for System Hotels. 14.0 TERMINATION 14.1 Termination with Opportunity to Cure. We may terminate this Agreement by written notice to you and opportunity to cure at any time before its expiration on any of the.following grounds:

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 14.1.1 You fail to pay us any sums due and owing to us or the Entities under this Agreement within the cure period set forth in the notice, which shall not be less than ten (10) days; 14.1.2 You fail to begin or complete the Hotel Work by the relevant dates set forth in the Addendum or fail to open the hotel on the Opening Date, and do not cure that default within the cure period set forth in the notice, which shall not be less than ten (10) days; 14.1.3 You do not purchase or maintain insurance required by this Agreement or do not reimburse us for our purchase of insurance on your behalf within the cure period set forth in the notice, which shall not be less than ten (10) days; or 14.1.4 You fail to comply with any other provision of this Agreement, the Manual or any Standard and do not cure that default within the cure period set forth in the notice, which shall not be less than thirty (30) days. 14.2 Immediate Termination by Us. We may immediately terminate this Agreement on notice to you and without any opportunity to cure the default if: 14.2.1 after curing any material breach of this Agreement or the Standards, you engage in the same non-compliance within any consecutive twenty-four (24) month period, whether or not the non-compliance is corrected after notice, which pattern of non-compliance in and of itself will be deemed material; 14.2.2 you receive three (3) notices of material default in any twelve (12) month period, even if the defaults have been cured; 14.2.3 you fail to pay debts as they become due or admit in writing your inability to pay your debts or you make a general assignment for the benefit of your creditors; 14.2.4 you have an order entered against you appointing a receiver for the Hotel or a substantial part of your or the Hotel's assets or you file a voluntary petition in bankruptcy or any pleading seeking any reorganization, liquidation, or dissolution under any law, or you admit or fail to contest the material allegations of any such pleading filed against you or the Hotel, and the action results in the entry of an order for relief against you under the Bankruptcy Code, the adjudication of you as insolvent, or the abatement of the claims of creditors of you or the Hotel under any law; 14.2.5 you or your Guarantor lose possession or the right to possession of all or a significant part of the Hotel or Hotel Site for any reason other than those described in Section 11; 14.2.6 you fail to operate the Hotel for five (5) consecutive days, unless the failure to operate is due to fire, flood, earthquake or similar causes beyond your control, provided that you have taken reasonable steps to minimize the impact of such events; 14.2.7 you contest in any court or proceeding our ownership of the System or any part of the System or the validity of any of the Marks; 14.2.8 you or any Equity Owner with a controlling Equity Interest are or have been convicted of a felony or any other offense or conduct, if we determine in our business judgment it is likely to adversely reflect on or affect the Hotel, the System, us and/or any Entity; 14.2.9 you conceal revenues, maintain false books and records of accounts, submit false reports or information to us or otherwise attempt to defraud us; 14.2.10 you, your Affiliate or a Guarantor become a Competitor except as otherwise permitted by Subsection 5.1.15;

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 14.2.11 you Transfer any interest in yourself, this Agreement, the Hotel or the Hotel Site, other than in compliance with Section 13 and its subparts; 14.2.12 you, your Affiliate or a Guarantor become a Sanctioned Person or are owned or controlled by a Sanctioned Person or fail to comply with the provisions of Subsection 17.13; 14.2.13 information is disclosed involving you or your Affiliates, which, in our business judgment, is likely to adversely reflect on or affect in any manner, any gaming licenses or permits held by the Entnies or the then-current stature of any of the Entities with any gaming commission, board, or similar governmental or regulatory agency, or the reputation or business of any of the Entities; 14.2.14 any Guarantor breaches its guaranty to us; or 14.2.15 a threat or danger to public health or safety results from the construction, maintenance, or operation of the Hotel. 14.3 Suspension Interim Remedies. If you are in default of this Agreement, we may elect to impose an Interim Remedy, including the suspension of our obligations under this Agreement and/or our or the Entities' obligations under any other of Your Agreements. 14.3.1 We may suspend the Hotel from the Reservation Service and any reservation and/or website services provided through or by us. We may remove the listing of the Hotel from any directories or advertising we publish. If we suspend the Hotel from the Reservation Service, we may divert reservations previously made for the Hotel to other System Hotels or Network Hotels. 14.3.2 We may disable all or any part of the software provided to you under Your Agreements and/or may suspend any one or more of the information technology and/or network services that we provide or support under Your Agreements. 14.3.3 We may charge you for costs related to suspending or disabling your right to use any software systems or technology we provided to you, together with intervention or administration fees as set forth in the Standards. 14.3.4 You agree that our exercise of the right to elect Interim Remedies will not result in actual or constructive termination or abandonment of this Agreement and that our decision to elect Interim Remedies is in addition to, and apart from, any other right or remedy we may have in this Agreement. If we exercise the right to elect Interim Remedies, the exercise will not be a waiver of any breach by you of any term, covenant or condition of this Agreement. You will not be entitled to any compensation, including repayment, reimbursement, refund or offsets, for any fees, charges, expenses or losses you may directly or indirectly incur by reason of our exercise and/or withdrawal of any Interim Remedy. 14.4 Liquidated Damages on Termination. 14.4.1 Calculation of Liquidated Damages. You acknowledge and agree that the premature termination of this Agreement will cause substantial damage to us. You agree that Liquidated Damages are not a penalty, but represent a reasonable estimate of the minimum just and fair compensation for the damages we will suffer as the result of your failure to operate the Hotel for the Term. If this Agreement terminates before the Expiration Date, you will pay us Liquidated Damages as follows: 14.4.1.1 If termination occurs before you begin the Hotel Work, and you or any Guarantor (or your or any Guarantor's Affiliates) directly or indirectly, enter into a franchise, license, management, lease and/or other similar agreement for or begin construction or commence operation of a hotel, motel, inn, or similar facility at the Hotel Site under a Competitor Brand within one (1) year after

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 termination, then you will pay us Liquidated Damages in an amount equal to $3,600 multiplied by the number of approved Guest Rooms at the Hotel. 14.4.1.2 If termination occurs after you begin the Hotel Work but before the Opening Date, you will pay us Liquidated Damages in an amount equal to $3,600 multiplied by the number of approved Guest Rooms at the Hotel, unless your failure to complete the Hotel Work was the result of Force Majeure. 14.4.1.3 If termination occurs after the Opening Date but before the second anniversary of the Opening Date, you will pay us Liquidated Damages in an amount equal to $3,600 multiplied by the number of approved Guest Rooms at the Hotel. 14.4.1.4 If termination occurs after the second anniversary of the Opening Date but before the final five (5) calendar years of the Term, you will pay us Liquidated Damages in an amount calculated by dividing the sum of the Monthly Royalty Fees due to us under this Agreement for the prior twenty-four (24) month period by twenty-four (24) and then multiplying the resulting sum by sixty (60). 14.4.1.5 If there are less than sixty (60) months remaining in the Term on the date of termination, you will pay us Liquidated Damages in an amount calculated by dividing the sum of the Monthly Royalty Fees due to us under this Agreement for the prior twenty-four (24) month period by twenty-four (24) and then multiplying the resulting sum by the number of months remaining in the Term. 14.4.2 Payment of Liquidated Damages. Payment of Liquidated Damages is due thirty (30) days following termination of this Agreement or on demand. 14.5 Actual Damages Under Special Circumstances. You acknowledge that the Liquidated Damages described in Subsection 14.4 may be inadequate to compensate us for additional harm we may suffer, by reason of greater difficulty in re-entering the market, competitive damage to the System or the Network, damage to goodwill of the Marks, and other similar harm, under the following circumstances: 14.5.1 within twelve (12) months of each other, seven (7) or more franchise agreements for the Brand between yourself (or any of your Affiliates) and us (or any of our Affiliates) terminate before their expiration date as a result of a breach by you or your Affiliate; or 14.5.2 this Agreement terminates due to an unapproved Transfer either to a (i) Competitor or (ii) buyer that converts the Hotel to a Competing Brand within two (2) years from the date this Agreement terminates. 14.5.3 In the circumstances set forth in Subsection 14.5.1 and 14.5.2, we reserve the right to seek actual damages in lieu of Liquidated Damages. 14.6 Your Obligations on Termination or Expiration. On termination or expiration of this Agreement, you will: 14.6.1 immediately pay all sums due and owing to us or any of the Entities, including any expenses incurred by us in obtaining injunctive relief for the enforcement of this Agreement; System;14.6.2 immediately cease operating the Hotel as a System Hotel and cease using the 14.6.3 immediately cease using the Marks, the Trade Name, and any confusingly similar names, marks, trade dress systems, insignia, symbols, or other rights, procedures, and methods. You will deliver all goods and materials containing the Marks to us and we will have the sole and exclusive use of any items containing the Marks. You will immediately make any specified changes to the location as

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 we may reasonably require for this purpose, which will include removal of the signs, custom decorations, and promotional materials; 14.6.4 immediately cease representing yourself as then or formerly a System Hotel or affiliated with the Brarid or the Network; to us;14.6.5 immediately return all copies of the Manual and any other Proprietary Information 14.6.6 immediately cancel all assumed name or equivalent registrations relating to your use of any Mark, notify the telephone company and all listing agencies and directory publishers including Internet domain name granting authorities, Internet service providers, global distribution systems, and web search engines of the termination or expiration of your right to use the Marks, the Trade Name, and any telephone number, any classified or other telephone directory listings, Internet domain names, uniform resource locators, website names, electronic mail addresses and search engine metatags and keywords associated with the Hotel, and authorize their transfer to us; and 14.6.7 irrevocably assign and transfer to us (or to our designee) all of your right, title and interest in any domain name listings and registrations that contain any reference to our Marks, System, Network or Brand; notify the applicable domain name registrars of the termination of your right to use any domain name or Sites associated with the Marks or the Brand; and authorize and instruct the cancellation of the domain name, or transfer of the domain name to us (or our designee), as we specify. You will also delete all references to our Marks, System, Network or Brand from any Sites you own, maintain or operate beyond the expiration or termination of this Agreement. 15.0 INDEMNITY 15.1 Beginning on the Effective Date, you must indemnify the Indemnified Parties against, and hold them harmless from, all losses, costs, liabilities, damages, claims, and expenses, including reasonable attorneys' fees, expert fees, costs and other expenses of litigation arising out of or resulting from: 15.1.1 any breach by you of this Agreement, the Manual or the Standards; 15.1.2 any act or omission of you or your officers, employees, Affiliates, associates or agents in any way arising out of or relating to this Agreement; damage; 15.1.3 any claimed occurrence at the Hotel including personal injury, death or property 15.1.4 your alleged or actual infringement or violation of any patent, Mark or copyright or other proprietary right owned or controlled by third parties; 15.1.5 your alleged or actual violation or breach of any contract (including any group sales agreement for the System), any Law, or any industry standard; Site and15.1.6 any business conducted by you or a third party in, on or about the Hotel or Hotel 15.1.7 your failure to comply with Subsection 17.13, including a breach of the representations set forth therein. 15.2 You do not have to indemnify an Indemnified Party to the extent damages otherwise covered under this Section 15 are adjudged by a final, non-appealable judgment of a court of competent jurisdiction to have been solely the result of the gross negligence or willful misconduct of that Indemnified Party, and not any of the acts, errors, omissions, negligence or misconduct of you or anyone related to

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 you or the Hotel. You may not rely on this exception to your indemnity obligation if the claims were asserted against us or any other Indemnified Party on the basis of theories of imputed or secondary liability, such as vicarious liability, agency, or apparent agency, or our failure to compel you to comply with the provisions of this Agreement, including compliance with Stimdards, Laws or other requirements. 15.3 You will give us written notice of any action, suit, proceeding, claim, demand, inquiry or investigation involving an Indemnified Party within five (5) days of your knowledge of it. At our election, you will defend us and/or the Indemnified Parties against the same or we may elect to assume (but under no circumstance will we be obligated to undertake) the defense and/or settlement of the action, suit, proceeding, claim, demand, inquiry or investigation at your expense and risk. 15.4 If we think our respective interests conflict, we may obtain separate counsel of our choice. This will not diminish your obligation to indemnify the Indemnified Parties and to hold them harmless. You will reimburse the Indemnified Parties on demand for all expenses, including reasonable attorneys' fees, expert fees, costs and other expenses of litigation, the Indemnified Parties incur to protect themselves or to remedy your defaults. The Indemnified Parties will not be required to seek recovery from third parties or otherwise mitigate their losses to maintain a claim against you, and their failure to do so will not reduce the amounts recoverable from you by the Indemnified Parties. 15.5 Your obligations under this Section 15 will survive expiration or termination of this Agreement. 16.0 RELATIONSHIP OF THE PARTIES 16.1 No Agency Relationship. You are an independent contractor. Neither Party is the legal representative or agent of the other Party nor has the power to obligate the other Party for any purpose. You acknowledge that we do not supervise or direct your daily affairs and that you have exclusive control over your daily affairs. You expressly acknowledge that the Parties have a business relationship based entirely on, and defined by, the express provisions of this Agreement and that no partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement. 16.2 Notices to Public Concerning Your Independent Status. All contracts for the Hotel's operations and services at the Hotel will be in your name or in the name of your Management Company. You will not enter into or sign any contracts in our name or any Entity's name or using the Marks or any acronyms or variations of the Marks. You will disclose in all dealings with the public, suppliers and third parties that you are an independent entity and that we have no liability for your debts. 17.0 MISCELLANEOUS 17.1 Severability and Interpretation. 17.1.1 If any provision of this Agreement is held to be unenforceable, void or voidable, that provision will be ineffective only to the extent of the prohibition, without in any way invalidating or affecting the remaining provisions of this Agreement, and all remaining provisions will continue in effect, unless the unenforceability of the provision frustrates the underlying purpose of this Agreement. If any provision of this Agreement is held to be unenforceable due to its scope, but may be made enforceable by limiting its scope, the provision will be considered amended to the minimum extent necessary to make it enforceable. 17.1.2 This Agreement will be interpreted without interpreting any provision in favor of or against either Party by reason of the drafting of the provision, or either of our positions relative to the other. 17.1.3 Any covenant, term or provision of this Agreement that provides for continuing obligations after the expiration or termination of this Agreement will survive any expiration or termination.

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 17.2 Governing Law,Jurisdiction and Venue 17.2.1 The Parties agree that, except to the extent governed by the United States Trademark Act of 1946 (Lanham Act; 15 u.s.c: 1!1050 et seq.), as amended, this Agreement will be governed by the Jaws of the State of New York without recourse to New York choice of Jaw or conflicts of Jaw principles. Nothing in this Section is intended to invoke the application of any franchise, business opportunity, antitrust, "implied covenant," unfair competition, fiduciary or any other doctrine of Jaw of the State of New York or any other state that would not otherwise apply absent this Subsection 17.2.1. 17.2.2 The Parties agree that any action brought pursuant to this Agreement or the relationship between them must be brought in the U.S. District Court for the Eastern District of Virginia, in Alexandria, Virginia, or if that court Jacks subject matter jurisdiction, then in a court of competent jurisdiction whose jurisdiction includes either Fairfax County, Virginia or New York, New York, or in the county and state where the Hotel is located. You consent to personal jurisdiction and venue in each of these jurisdictions and waive, and agree not to assert, move or otherwise claim that the venue in any of these jurisdictions is for any reason improper, inconvenient, prejudicial or otherwise inappropriate. 17.3 Exclusive Benefit. This Agreement is exclusively for our and your benefit, and none of the obligations of you or us in this Agreement will run to, or be enforceable by, any other party (except for any rights we assign or delegate to one of the Entities or covenants in favor of the Entities, which rights and covenants will run to and be enforceable by the Entities or their successors and assigns) or give rise to liability to a third party, except as otherwise specifically set forth in this Agreement. 17.4 Entire Agreement. This Agreement and all of its attachments, documents, schedules, exhibits, and any other information specifically incorporated into this Agreement by reference (including any representations in any franchise disclosure document that we provided to you for the Brand in connection with the offer of this License) will be construed together as the entire agreement between you and us with respect to the Hotel and any other aspect of our relationship and will supersede and cancel any prior and/or contemporaneous discussions or writings between you and us. 17.5 Amendment and Waiver. 17.5.1 No change, termination, or attempted waiver or cancellation of any provision of this Agreement will bind us unless it is in writing, specifically designated as an amendment or waiver, and signed by one of our officers. We may condition our agreement to any amendment or waiver on receiving from you, in a form satisfactory to us, an estoppel and general release of claims that you may have against us, the Entities, and related parties. 17.5.2 No failure by us or by any of the Entities to exercise any power given us under this Agreement or to insist on strict compliance by you with any of your obligations, and no custom or practice at variance with the terms of this Agreement, will be considered a waiver of our or any Entity's right to demand exact compliance with the terms of this Agreement. 17.6 Consent; Business Judgment. 17.6.1 Wherever our consent or approval is required in this Agreement, unless the provision specifically indicates otherwise, we have the right to withhold our approval at our option, in our business judgment, taking into consideration our assessment of the long-term interests of the System overall. We may withhold any and all consents or approvals required by this Agreement if you are in default or breach of this Agreement. Our approvals and consents will not be effective unless given in writing and signed by one of our duly authorized representatives. 17.6.2 You agree not to make a claim for money damages based on any allegation that we have unreasonably withheld or delayed any consent or approval to a proposed act by you under the terms of this Agreement. You also may not claim damages by way of set-off, counterclaim or defense for

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 our withholding of consent. Your sole remedy.for the claim will be an action or proceeding to enforce the provisions of this Agreement by specific performance or by declaratory judgment. 17.7 Notices. Notices under this Agreement must be in writing and must be delivered in person, by prepaid overnight commercial delivery service, or by prepaid overnight mail, registered or certified, with return-receipt requested. Notices to us must be sent to 7930 Jones Branch Drive, Suite 1100, Mclean, VA 22102, ATTN: General Counsel. We will send notices to your address set forth in the Addendum. If you want to change the name or address for notice to you, you must do so in writing, signed by you or your duly authorized representative, designating a single address for notice, which may not be a P.O. Box, in compliance with this Subsection. Notice will be deemed effective on the earlier of: 1) receipt or first refusal of delivery; 2) one (1) day after posting if sent via overnight commercial delivery service or overnight United States Mail; or 3) three (3) days after placement in the United States mail if overnight delivery is not available to the notice address. 17.8 General Release. With the exception of claims related to representations contained in the franchise disclosure document for the Brand, you, on your own behalf and on behalf of, as applicable, your officers, directors, managers, employees, heirs, administrators, executors, agents and representatives and their respective successors and assigns hereby release, remise, acquit and forever discharge us and the Entities and our and their respective officers, directors, employees, managers, agents, representatives and their respective successors and assigns from any and all actions, claims, causes of action, suits, rights, debts, liabilities, accounts, agreements, covenants, contracts, promises, warranties, judgments, executions, demands, damages, costs and expenses, whether known or unknown at this time, of any kind or nature, absolute or contingent, existing at law or in equity, on account of any matter, cause or thing whatsoever that has happened, developed or occurred relating to this Agreement or the relationship between you and us. This release will survive the termination of this Agreement. 17.9 Remedies Cumulative. The remedies provided in this Agreement are cumulative. These remedies are not exclusive of any other remedies that you or we may be entitled to in case of any breach or threatened breach of the terms and provisions of this Agreement. 17.10 Economic Conditions Not a Defense. Neither general economic downturn or conditions nor your own financial inability to perform the terms of this Agreement will be a defense to an action by us or one of the Entities for your breach of this Agreement. 17.11 Representations and Warranties. You warrant, represent and agree that all statements in your franchise application in anticipation of the execution of this Agreement, and all other documents and information submitted to us by you or on your behalf are true, correct and complete as of the date of this Agreement. You further represent and warrant to us that: 17.11.1 you have independently investigated the risks of operating the Hotel under the Brand, including current and potential market conditions and competitive factors and risks, and have made an independent evaluation of all such matters and reviewed our franchise disclosure document, if applicable; 17.11.2 neither we nor our representatives have made any promises, representations or agreements other than those provided in the Agreement or in our franchise disclosure document provided to you in connection with the offer of this Agreement, if applicable, and you acknowledge that you are not relying on any promises, representations or agreements about us or the franchise not expressly contained in this Agreement in making your decision to sign this Agreement; Agreement;17.11.3 you have the full legal power authority and legal right to enter into this 17.11.4 this Agreement constitutes a legal, valid and binding obligation and your entry into, performance and observation of this Agreement will not constitute a breach or default of any agreement to which you are a party or of any Law;

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 17.11.5 if you are a corporation, limited liability company, or other entity, you are, and throughout the Term will be, duly formed and validly existing, in good standing in the state in which you are organized, and are and will be authorized to do business in the state in which the Hotel is located; and 17.11.6 no Equity Interest has been issued, converted to, or is held as, bearer shares or any other form of ownership, for which there is no traceable record of the identity of the legal and beneficial owner of such Equity Interest. You hereby indemnify and hold us harmless from any breach of these representations and warranties. These warranties and representations will survive the termination of this Agreement. 17.12 Counterparts. This Agreement may be signed in counterparts, each of which will be considered an original. 17.13 Sanctioned Persons and Anti-bribery Representations and Warranties. basis, that:17.13.1 You represent, warrant and covenant to us and the Entities, on a continuing 17.13.1.1 you (including your directors and officers, senior management and shareholders (or other Persons) having a controlling interest in you), and any Controlling Affiliate of the Hotel or the Hotel Site are not, and are not owned or controlled by, or acting on behalf of, a Sanctioned Person or, to your actual knowledge, otherwise the target of Trade Restrictions; 17.13.1.2 you have not and will not obtain, receive, transfer or provide any funds, property, debt, equity, or other financing related to this Agreement and the Hotel or Hotel Sile to/from a Person that qualifies as a Sanctioned Person or, to your actual or constructive knowledge, is otherwise the target of any applicable Trade Restrictions; 17.13.1.3 you are familiar with the provisions of applicable Anti-Corruption Laws and shall comply with applicable Anti-Corruption Laws in performance of your respective obligations under or in connection with this Agreement; 17.13.1.4 any funds received or paid in connection with entry into or performance of this Agreement have not been and will not be derived from or commingled with the proceeds of any activities that are proscribed and punishable under the criminal laws of the United States, and that you are not engaging in this transaction in furtherance of a criminal act, including acts in violation of applicable Anti-Corruption Laws; 17.13.1.5 in preparation for and in entering into this Agreement, you have not made any Improper Payment or engaged in any acts or transactions otherwise in violation of any applicable Anti-Corruption Laws, and, in connection with this Agreement or the performance of your obligations under this Agreement, you will not directly or indirectly make, offer to make, or authorize any Improper Payment or engage in any acts or transactions otherwise in violation of any applicable Anti Corruption Laws; 17.13.1.6 except as otherwise disclosed in writing to us, neither you, nor any of your direct or indirect shareholders (including legal or beneficial shareholders), officers, directors, employees, agents or other Persons designated by you to act on your behalf or receive any benefit under this Agreement, is a Government Official. Furthermore, no Government Official has or will have any existing or inchoate legal or beneficial interest in this Agreement or any payments to be made under this Agreement. You will shall notify us immediately in writing in the event of a change in the Government Official status of any such Persons;

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 17.13.1.7 any statements, oral, written, electronic or otherwise, that you submit to us or to any third party in connection with the representations, warranties, and covenants described in this Subsection 17.13 are truthful and accurate and do not contain any materially false or inaccurate statements; · 17.13.1.8 you will make reasonable efforts to assure that your respective appointed agents in relation to this Agreement comply in all material respects with the representations, warranties, and covena·nts described in this Subsection 17.13; and 17.13.2 You will notify us in writing immediately on the occurrence of any event which would render the foregoing representations and warranties of this Subsection 17.13 incorrect. 17.14 Attorneys' Fees and Costs. If either Party is required to employ legal counsel or to incur other expenses to enforce any provision of this Agreement or defend any claim by the other, then the prevailing party in any resulting dispute will be entitled to recover from the non-prevailing party the amount of all reasonable fees of attorneys and experts, court costs, and all other expenses incurred in enforcing such obligation or iiidefending against such claim, demand, action, or proceeding. 17.15 Interest. Any sum owed to us or the Entities by you or paid by us or the Entities on your behalf will bear interest from the date due until paid by you at the rate of eighteen percent (18%) per annum or, if lower, the maximum lawful rate. 17.16 Successors and Assigns. The terms and provisions of this Agreement will inure to the benefit of and be binding on the permitted successors and assigns of the Parties. 17.17 Our Delegation of Rights and Responsibility. In addition to the rights granted to us in Section 4 and Subsection 13.1 of this Agreement, we reserve the right to delegate to one or more of the Entities at any time, any and all of our rights, obligations or requirements under this Agreement, and to require that you submit any relevant materials and documents otherwise requiring approval by us under this Agreement to such Entity, in which case approval by such Entity will be conclusively deemed to be approval by us. During the period of such delegation or designation, any act or direction by such Entity with respect to this Agreement will be deemed the act or direction of us. We may revoke any such delegation or designation at any time. You acknowledge and agree that such delegation may result in one or more of the Entities which operate, license, or otherwise support brands other than the Brand, exercising or performing on our behalf any or all rights, obligations or requirements under this Agreement or performing shared services on our behalf. 18.0 WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES 18.1 IF EITHER PARTY INITIATES LITIGATION INVOLVING THIS AGREEMENT OR ANY ASPECT OF THE RELATIONSHIP BETWEEN THE PARTIES (EVEN IF OTHER PARTIES OR OTHER CLAIMS ARE INCLUDED IN SUCH LITIGATION), ALL THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY. 18.2 IN ANY DISPUTE BETWEEN THE PARTIES, ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY BREACH OF THIS AGREEMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ALL PARTIES WAIVE ANY RIGHT THEY MAY HAVE TO PUNITIVE OR EXEMPLARY DAMAGES FROM THE OTHER. NOTHING IN THIS SECTION LIMITS OUR RIGHT OR THE RIGHT OF AN INDEMNIFIED PARTY TO BE INDEMNIFIED AGAINST THE PAYMENT OF PUNITIVE OR EXEMPLARY DAMAGES TO A THIRD PARTY. THE PARTIES ACKNOWLEDGE THAT LIQUIDATED DAMAGES PAYABLE BY YOU UNDER THIS AGREEMENT (WHETHER PRE-OPENING LIQUIDATED DAMAGES OR LIQUIDATED DAMAGES FOR EARLY TERMINATION) ARE NOT PUNITIVE OR EXEMPLARY DAMAGES.

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 19.0 .ACKNOWLEDGEMENT OF EXEMPTION You represent and acknowledge that: 19.1 The franchise sale is for more than $1,084,900-excluding the cost of unimproved land and any financing received from Franchisor or an Affiliate-and thus is exempted from the Federal Trade Commission's Franchise Rule disclosure requirements, pursuant to 16 C.F.R. 436.8(a)(5)(i); and at least one person has invested One Million Eighty-Four Thousand Nine Hundred Dollars ($1,084,900) in the Hotel or the Hotel Site; or 19.2 You and/or your Affiliates have been in business for at least five (5) years and have a net worth of at least Five Million Four Hundred Twenty-Four Thousand Five Hundred Dollars ($5,424,500) and this franchise sale is thus exempt from disclosure requirements within the meaning of 16 C.F.R. 436.8(a)(5)(ii); and 19.3 As a result of the representations in this Section 19, the franchise sale is exempt under federal law and any applicable state disclosure law.

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 Effective Date: ADDENDUM TO FRANCHISE AGREEMENT ']e c e.""-- 3o . 2oD Franchisor Name: Brand: Initial Approved Hotel Name (Trade Name): Principal Mark in Brand: Franchisee Name and Address (Attn: Principal Legal Correspondent): Address of Hotel: Initial Number of Approved Guest Rooms: Plans Submission Dates: Preliminary Plans: Design Development (50%) Plans and Specifications: Final (100%) Plans and Specifications: Construction Commencement Date: Construction Work Completion Date: Renovation Commencement Date: Renovation Work Completion Date: Expiration Date: Monthly Fees: Monthly Program Fee:HAMPTON INNS FRANCHISE LLC, a Delaware limited liability company Hampton Inn (excluding Hampton Inn & Suites and any other brands or product lines containing "Hampton" in the name) Hampton Inn Austin/Airport Area South Hampton Moody National Austin-GOVR MT, LLC 6363 Woodway, Suite 110 Houston, Texas 77057 (Attention: Brett C. Moody) Telephone: (713) 977-7500 Facsimile: (713) 977-7505 Email: bmoody@moodynational.com 4141 Governors Row Austin, Texas 78744 123 Not Applicable Not Applicable Not Applicable Not Applicable Not Applicable As of the Effective Date In accordance with the PIP attached hereto as Exhibit 8 At midnight on the last day of the month of the fifteenth (151) anniversary of the Effective Date. Four percent (4%) of the Hotel's Gross Rooms Revenue for the preceding calendar month. The Monthly Program Fee is subject to change by us. Any change may be

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 established in the Standards, but the rate will not exceed the standard Monthly Program Fee as of the Effective Date plus one percent (1%) of the Hotel's Gross Rooms Revenue during the Term. Monthly Royalty Fee: Six percent (6%) of the Hotel's Gross Rooms Revenue for the preceding calendar month Additional Requirements/Special Provisions: • All references in this Agreement to the "Opening Date" will mean the "Effective Date." • Obligations of Prior Franchisee. You acknowledge and agree that you are directly responsible for, and will pay on demand, all fees and charges due and owing us and the Entities related to the prior franchise agreement for the Hotel if any such fees and charges remain outstanding as of or accrue after the Effective Date of this Agreement. Your Ownership Structure: See Attached Schedule 1 Ownership Structure of Affiliate Fee Owner or Lessor/Sublessor of the Hotel or Hotel Site: See Attached Schedule 2 IN WITNESS WHEREOF, the Parties have executed this Agreement, which has been entered into and is effective as of the Effective Date set forth above. FRANCHISEE: MOODY NATIONAL AUSTIN-GOVR MT, LLC, a Delaware limited liability company FRANCHISOR: HAMPTON INNS FRANCHISE LLC, a Delaware limited liability company By: Name: bre++ t moodbBy: Name: Authorized Signatory Title: Pr.esrderi+ Executed on: Executed on:

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established in the Standards, but the rate will not exceed the standard Monthly Program Fee as of the Effective Date plus one percent (1%) of the Hotel's Gross Rooms Revenue during the Term. Monthly Royalty Fee: Six percent (6%) of the Hotel's Gross Rooms Revenue for the preceding calendar month Additional Requirements/Special Provisions: • All references in this Agreement to the "Opening Date" will mean the "Effective Date." • Obligations of Prior Franchisee. You acknowledge and agree that you are directly responsible for, and will pay on demand, all fees and charges due and owing us and the Entities related to the prior franchise agreement for the Hotel if any such fees and charges remain outstanding as of or accrue after the Effective Date of this Agreement. Your Ownership Structure: See Attached Schedule 1 Ownership Structure of Affiliate Fee Owner or Lessor/Sublessor of the Hotel or Hotel Site: See Attached Schedule 2 IN WITNESS WHEREOF, the Parties have executed this Agreement, which has been entered into and is effective as of the Effective Date set forth above. FRANCHISEE: FRANCHISOR:MOODY NATIONAL AUSTIN-GOVR MT, LLC, a Delaware limited liability companyHAMPTON INNS FRANCHISE LLC a Delaware limited liability compan By: ·By:Name: Name: Title: Authorized Signatory Executed on: Executed on: 12. 3o- 20l3

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 SCHEDULE 1 Your Ownership Structure: MOODY NATIONAL AUSTIN·GOVR MT, LLC, a Delaware limited liability company Name !Shareholder. Partner. Member and Manager) Nature of Ownership Interest MN Austin-GOVR MT, Inc., Sole Member a Delaware corporation Sole Shareholder: Moody National Operating Partnership I, L.P.,-100% a Delaware limited partnership General Partner: Moody National REIT I, Inc.,- 99.989% a Maryland corporation (a publicly registered, non-traded REIT) Various Shareholders Limited Partners: Moody National LPOP I, LLC, • 0.105% a Delaware limited liability company Sole Member: Brett C. Moody 100%

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 SCHEDULE2 Ownership Structure of Affiliate Fee Owner or Lessor/Sublessor of the Hotel or Hotel Site: MOODY NATIONAL AUSTIN-GOVR HOLDING, LLC, a Delaware limited liability company Name !Shareholder. Partner. Member and Manager! Nature of Ownership Interest % Interest Moody National Operating Partnership I, L.P. a Delaware limited partnership Sole Member 100% General Partner: Moody National REIT I, Inc.,- 99.989% a Maryland corporation (a publicly registered, non-traded REIT) Various Shareholders Limited Partners: Moody National LPOP I, LLC,- 0.105% a Delaware limited liability company Sole Member: Brett C. Moody 100%

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Property Information

Open Date:	
Last Renovation:	
Multiple Renovations:	
Guestrooms:	
Public Areas:	
Parking:	
Pool (indoor or outdoor):	
Whirlpool:	
Hotel Van:	
Multiple Towers:	
Number Floors:	0
Food Service Facilities:	
Meeting Space total size:	
Boardroom:	
Business Center:	
Gift Shop:	
Exercise Room/Size:	
Date exercise room was last renovated:	
Other Recreation:	
Retail Outlets:	
Guest Laundry:	
Number Of Guest Rooms:	0
Accessible Rooms:	
Guest Room Size:	
Guest Room Mix:	
Typical King:	0
Typical Q/Q:	
Typical D/D:	0
Two Bedroom(K;D/D):	
Suites:	
Guest Bathroom:	
Size:	
Door Width:	
Tub Surround:	
Shower stalls:	
Floor:	
Vanity:	
Water Closet:	
HVAC System:	
100% Makeup Air:	0
Public Areas:	
Guestrooms:	
Digital Thermostats:	
Elevators:	
Guest Elevator:	
Service Elevator:	
High Speed Internet (wired or wireless):	
Public Areas:	
Meeting Space:	
Guestrooms:	
TV Size:	
Telephone System:	
Guestroom door lock system:	
Executive Lounge:	
HHonors level:	
Fire Life Safety:	
Manufacturer:	
Installation Date:	
Last Fire System Upgrade Date:

property information

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please note general brand standards commercial facility

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guest rooms bed rooms meeting room bathroom

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guestroom bathroom

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